EXHIBIT 99
                         FORM 4 JOINT FILER INFORMATION


NAME:  LUO KEN YI

     RELATIONSHIP OF REPORTING PERSON TO ISSUER: CHIEF EXECUTIVE OFFICER, CHIEF OPERATING OFFICER, CHAIRMAN OF THE BOARD AND 10% OWNER.

     ADDRESS: c/o CHINA ARCHITECTURAL ENGINEERING, INC., 105 BAISHI ROAD, JIUZHOU WEST AVENUE, ZHUHAI 519070, PEOPLE'S REPUBLIC OF CHINA

     DESIGNATED FILER: KGE GROUP LIMITED

     ISSUER AND TICKER SYMBOL: CHINA ARCHITECTURAL ENGINEERING, INC. [RCH]

     DATE OF EVENT REQUIRING STATEMENT: OCTOBER 25, 2007


     SIGNATURE:     /s/ LUO KEN YI
                 ------------------------------
                    LUO KEN YI


NAME:  YE NING

     RELATIONSHIP OF REPORTING PERSON TO ISSUER: DIRECTOR, VICE PRESIDENT, AND 10% OWNER.

     ADDRESS: c/o CHINA ARCHITECTURAL ENGINEERING, INC., 105 BAISHI ROAD, JIUZHOU WEST AVENUE, ZHUHAI 519070, PEOPLE'S REPUBLIC OF CHINA

     DESIGNATED FILER: KGE GROUP LIMITED

     ISSUER AND TICKER SYMBOL: CHINA ARCHITECTURAL ENGINEERING, INC. [RCH]

     DATE OF EVENT REQUIRING STATEMENT: OCTOBER 25, 2007


     SIGNATURE:     /s/ YE NING
                 ------------------------------
                    YE NING


NAME:  TANG NIANZHONG

     RELATIONSHIP OF REPORTING PERSON TO ISSUER: DIRECTOR, VICE PRESIDENT OF CHINA OPERATIONS, AND 10% OWNER.

     ADDRESS: c/o CHINA ARCHITECTURAL ENGINEERING, INC., 105 BAISHI ROAD, JIUZHOU WEST AVENUE, ZHUHAI 519070, PEOPLE'S REPUBLIC OF CHINA

     DESIGNATED FILER: KGE GROUP LIMITED

     ISSUER AND TICKER SYMBOL: CHINA ARCHITECTURAL ENGINEERING, INC. [RCH]

     DATE OF EVENT REQUIRING STATEMENT: OCTOBER 25, 2007


     SIGNATURE:     /s/ TANG NIANZHONG
                 ------------------------------
                    TANG NIANZHONG